Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Brickell Biotech, Inc. 2020 Omnibus Long-Term Incentive Plan of our report dated March 9, 2021, with respect to the consolidated financial statements of Brickell Biotech, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2020, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Denver, Colorado
May 13, 2021